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                                                                   EXHIBIT 1.1

                            SCHOLASTIC CORPORATION
                                 ("COMPANY")

                              DEBT SECURITIES


                              TERMS AGREEMENT
                              ---------------


                                                               January 17, 2002

To: The Representatives of the Underwriters identified herein

Dear Sir:

      The undersigned agrees to sell to the several Underwriters named below for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-55238) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

      TITLE: 5.750% Notes Due January 15, 2007.

      PRINCIPAL AMOUNT: $300,000,000.

      INTEREST: 5.750% per annum, from January 23, 2002, payable semiannually on January 15, and July 15, commencing July 15, 2002, to holders of record on the preceding January 1 or July 1, as the case may be.

      MATURITY: January 15, 2007.

      OPTIONAL REDEMPTION: The Company may at any time, at its option, redeem all or any portion of the Offered Securities, as set forth in more detail under the caption "Optional Redemption" in the prospectus supplement.


      SINKING FUND: None.

      LISTING: None.

      DELAYED DELIVERY CONTRACTS: None.

      PURCHASE PRICE; 98.971% of principal amount, plus accrued interest, if any, from January 23, 2002.


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      EXPECTED REOFFERING PRICE: 99.571% of principal amount, subject to change by the Representatives.

      CLOSING: 9:30 A.M. on January 23, 2002, at Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, in Federal (same day) funds.

      SETTLEMENTS AND TRADING: Book-Entry Only via DTC.

      BLACKOUT: For a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representatives.

      NAMES AND ADDRESS OF THE REPRESENTATIVES:
      Credit Suisse First Boston Corporation       Salomon Smith Barney Inc.
      Eleven Madison Avenue                        388-390 Greenwich Street
      New York, NY 10010-3629                      New York, NY 10013


      The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

      The provisions of the Underwriting Agreement are incorporated herein by reference.

      For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph under the caption "Underwriting" in the prospectus supplement.

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      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,


                                              SCHOLASTIC CORPORATION

                                               By: /s/ Charles Deull
                                                  -----------------------------
                                                  Name: Charles Deull
                                                  Title: Senior Vice President
                                                           & General Counsel




The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written

     CREDIT SUISSE FIRST BOSTON CORPORATION
     SALOMON SMITH BARNEY INC.


       Acting on behalf of themselves and as the Representatives of the several Underwriters.

     By: Credit Suisse First Boston Corporation


     By /s/ Gregory R. Miller
       ----------------------------------
         Name:  Gregory R. Miller
         Title: Managing Director







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                          SCHEDULE A




                                                                                       PRINCIPAL
                      UNDERWRITER                                                        AMOUNT
                      -----------                                                      ----------


Credit Suisse First Boston Corporation                                                 $120,000,000

Salomon Smith Barney Inc.                                                                90,000,000

Deutsche Banc Alex. Brown Inc.                                                           22,500,000

Fleet Securities, Inc.                                                                   22,500,000

J.P. Morgan Securities Inc.                                                              22,500,000

SunTrust Capital Markets, Inc.                                                           22,500,000
                                                                                       ------------

        Total                                                                          $300,000,000
                                                                                       ============

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